EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 33-49262, 33-44498, 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, and 333-166607 on Form S-8;

(2)	Registration Statements No. 333-64572 and 333-161913 on Form S-3;

(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924, 333-83767, 333-81953, 333-46189, 333-39857; 333-15487, 333-01286 and 333-161913 on Form S-3/A, and

(4)	Registration Statements No. 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283, and 333-22513 on Form S-4/A.

of our report dated February 25, 2011 (except for the impact of matters discussed in Note 21 pertaining to discontinued operations, as to which the date is June 1, 2011) with respect to the consolidated financial statements and schedules of The AES Corporation for the year ended December 31, 2010 included in the Current Report on Form 8-K of The AES Corporation filed with Securities and Exchange Commission on June 1, 2011.

/s/ Ernst & Young LLP

McLean, Virginia

June 1, 2011